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                                                                    Exhibit 24.1



                               POWER OF ATTORNEY



     Each person whose signature appears below constitutes and appoints Raymond
M. Curran and Patrick J. Moore, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Annual Reports on Form 10-K and all required interim reports and to file the same, with all exhibits thereto, and other documents in connection therewith, regarding JSCE, Inc., a Delaware corporation, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature                                     Title
----------------------------          ------------------------------------------


/s/ Raymond M. Curran                 President, Chief Executive Officer
----------------------------          and Director (Principal Executive
Raymond M. Curran                     Officer)


/s/ Patrick J. Moore                  Vice President, Chief Financial Officer
----------------------------          (Principal Accounting Officer and
Patrick J. Moore                      Principal Financial Officer) and Director





Date:  February 23, 2001